As filed with the Securities and Exchange Commission on June 15, 2016
Registration No. 333-172455

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Shiner International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0507398
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

No.18 North Guangfu Road, Shiziling Industrial Park, Haikou National Hi-Tech Zone
Haikou, Hainan, China 571125
(011) 86-898-68581513
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Shiner International, Inc.
Attn: Qingtao Xing
No.18 North Guangfu Road, Shiziling Industrial Park, Haikou National Hi-Tech Zone
Haikou, Hainan, China 571125
(011) 86-898-68581513
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Post-Effective Amendment No. 1

Shiner International, Inc. (the “Company”) is filing this Post-Effective Amendment to its Registration Statement on Form S-1 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable by the Company pursuant to its Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on February 25, 2011 on Form S-1 (Registration No. 333-172455) (the “Registration Statement”). The Registrant recently terminated the registration of the Registrant’s shares of Common Stock under the Securities Exchange Act of 1934, as amended. The Registrant’s has approved plans to terminate the registration of the unissued and unsold shares of Common Stock registered pursuant to the Registration Statement. Accordingly, the Registrant is filing this post-effective amendment to remove from registration each of the shares of Common Stock that were registered under the S-1 Registration Statement, but remain unissued and unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Shiner International, Inc.

By:	/s/ Qingtao Xing
Name: Qingtao Xing
Title: President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ XueZhuXu
Name: XueZhuXu
Title: Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Qingtao Xing	President and Chief Executive Officer	June 15, 2016
Qingtao Xing	(Principal Executive Officer)

/s/XueZhu Xu	Interim Chief Financial Officer	June 15, 2016
XueZhu Xu	(Principal Financial and Accounting Officer)

/s/ Yuet Ying	Chairman of the Board of Directors	June 15, 2016
Yuet Ying

/s/ Jian Fu	Director	June 15, 2016
Jian Fu

/s/ Zhenhuan Yuan	Director	June 15, 2016
Zhenhuan Yuan